UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2017

GREAT BASIN SCIENTIFIC, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36662	83-0361454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on June 29, 2016, on June 29, 2016, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “2016 SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the 2016 SPA (the “ 2016 Note Buyers”) of $75 million aggregate principal amount of senior secured convertible notes (the “2016 Notes”) and related Series H common stock purchase warrants (the “Series H Warrants”).

On January 19, 2017, the Company and certain 2016 Note Buyers holding enough of the 2016 Notes and Series H Warrants to constitute the required holders under Section 19 of the 2016 Notes entered into separate amendment agreements to amend the terms of the 2016 Notes (the “Amendment Agreement”)..

Pursuant to the terms of the Amendment Agreement, Section 8 of the Notes, which contained the provisions of the 2016 Notes dealing with installment payments, the Company’s ability to elect to convert installment payments, delivery of pre-installment conversion shares in relation to converted installment payments and the ability of Noteholders to accelerate or defer installment amounts was eliminated and any reference to any defined terms appearing elsewhere in the 2016 Notes that related solely to Section 8 and that were not otherwise used in the 2016 Notes were deleted. Any pre-installment conversion shares received by any holder of 2016 Notes with respect to which the related installment date has not yet occurred as of the date of Amendment Agreement and which shall not occur as a result of the Amendment Agreement, immediately reduce the principal amount of the 2016 Notes outstanding by $0.044 per a pre-installment conversion share so received.

Additionally, pursuant to the Amendment Agreement Section 3(b)(ii) of the 2016 Notes which set forth the conversion price at which optional conversions at the election of the holder of the 2016 Notes could be made was amended to define “Conversion Price,” as of any conversion date or other date of determination, as the lowest of (x) $2.00 per share, subject to adjustment as provided herein, (y) 85% of the lowest trading price of the Company’s common stock during the five (5) consecutive trading day period ending and including the trading day on which the holder delivers a conversion notice to the Company (such trading prices to be appropriately adjusted for any share dividend, share split, share combination, reclassification or similar transaction during such five (5) consecutive trading day period) and (z) 85% of the Weighted Average Price (as defined in the 2016 Notes) of the Company’s common stock during the period beginning at 9:30:01 a.m., New York time (or such other time as the principal market publicly announces is the official open of trading), and ending at 1:00:00 p.m., New York time on the delivery date of a conversion notice.

The foregoing is a summary description of the material terms of the Amendment Agreements and is qualified in its entirety by the form of Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Amendment Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: January 20, 2017	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer